U. S. Securities and Exchange Commission
                        Washington, D. C. 20549


                               Form 8-K

                            CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

                 Date of Report (Date of earliest event
                  reported): May 31, 1999

                          SDC International, Inc.
             -------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                0-27520            75-2583767
 --------------------------      -----------     -------------------
(State or other jurisdiction of  (Commission       (I.R.S. Employer
incorporation or organization)   File Number)     Identification No.)


     777 S. Flagler Drive Suite 8-W
          W. Palm Beach, FL                          33401
     -------------------------------             -------------
       (Address of principal                       (Zip Code
         executive offices)


              Issuer's telephone number (561) 882-9300

                             Not Applicable
    (Former name and former address, if changed since last report)




         EX-6 - pg. 1



Item 4.  Changes in Registrant's Certifying Accountant.

       Effective May 31, 1999, Registrant changed its certifying accountant from Scarano & Tomaro, to Richard A. Eisner & Company, LLP, New York City. By mutual agreement with the former accountant, Registrant decided it was in the best interest of the Registrant to engage an accountant with the professional resources necessary to meet the needs of the Registrant in its international operations, business plan, and pending acquisition of a foreign corporation. Accordingly, the former accountant did not stand for reelection. The former accountant's reports for the last two years contain no adverse opinion or disclaimer of opinion nor is there any disagreement with the former accountant.

       The decision to change accountants and the selection of Richard A. Eisner & Company, LLP, was recommended and approved by the Registrant's Board of Directors.



                             SIGNATURE

     In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    SDC International, Inc.
                                    (Registrant)


Date: 6-14-99                       By:/s/Ronald A. Adams
                                       Ronald A. Adams, Chairman
                                       and Chief Executive Officer




        Ex-6 pg. 2